SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

☒    Filed by the Registrant

☐    Filed by a Party other than the Registrant

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN LAND LEASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

March 30, 2006

To Our Stockholders:

You are cordially invited to the 2006 Annual Meeting of Stockholders of American Land Lease, Inc., a Delaware corporation, to be held at Stanford Place 3, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, on Wednesday, May 3, 2006, at 8:00 a.m., local time.

The formal notice of the annual meeting and a proxy statement describing the matters to be acted upon at the annual meeting are contained in the following pages.

Enclosed is a proxy that enables you to vote your shares on the matters to be considered at the annual meeting even if you are unable to attend the annual meeting. If you wish to vote in accordance with management’s recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Stockholders also are entitled to vote on any other matter that properly comes before the annual meeting.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE. EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

Sincerely,

Terry Considine

Chairman of the Board and

Chief Executive Officer

AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2006 Annual Meeting of Stockholders of American Land Lease, Inc., a Delaware corporation (the “Company”), will be held at Stanford Place 3, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, on Wednesday, May 3, 2006 at 8:00 a.m., local time to consider and act upon the following matters:

1. to elect Todd W. Sheets as a Class I Director, to serve until the 2009 Annual Meeting of Stockholders and until his respective successor is duly elected and shall have qualified;

2. to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2006;

3. to consider and approve an amendment to the 1998 Stock Incentive Plan to (i) increase the number of shares currently available for issuance by removing the 15% limitation on outstanding shares and OP Units and (ii) qualify such plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended and New York Stock Exchange shareholder approval rules;

4. to authorize the granting of high performance stock awards pursuant to the 1998 Stock Incentive Plan; and

5. to transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

A proxy statement describing these matters is attached to this notice. Only stockholders of record of our common stock at the close of business on March 6, 2006, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

The Board of Directors of the Company desires to have maximum representation at the annual meeting and requests that you mark, date, sign and timely return the enclosed proxy to the exchange agent, Wells Fargo Shareowner Services, at the address listed on the enclosed proxy in the postage-paid envelope provided whether or not you expect to attend the annual meeting in person. Since you may revoke a proxy at any time, you may vote in person at the annual meeting even if you have returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

Shannon E. Smith

Secretary and Chief Financial Officer

March 30, 2006

AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2006

To Our Stockholders:

This proxy statement is furnished to the holders of the common stock of American Land Lease, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies for use at the 2006 Annual Meeting of Stockholders of the Company, to be held at Stanford Place 3, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 on Wednesday, May 3, 2006 at 8:00 a.m., local time, and at any adjournments or postponements thereof. The annual meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy materials, including this proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders, are first being mailed to stockholders beginning on or about April 2, 2006. At the annual meeting, the holders of the Company’s common stock will be asked to consider and vote upon the following proposals: (1) to elect Todd W. Sheets as Class I Director, to serve until the 2009 Annual Meeting of Stockholders and until his respective successor is elected and qualified, (2) to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2006, (3) to consider and approve an amendment to the 1998 Stock Incentive Plan, and (4) to authorize the granting of high performance stock (or “HPS”) awards pursuant to the 1998 Stock Incentive Plan.

GENERAL INFORMATION

In this proxy statement, the words “the Company,” “we,” “our” and “us” refer to American Land Lease, Inc., a Delaware corporation and, as the context requires, its subsidiary entities.

Solicitation

The enclosed proxy is being solicited by the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and facsimile transmission by our directors and officers. No additional compensation will be paid to our directors and officers for the solicitation of proxies. All costs of the solicitation will be paid solely by the Company. We will reimburse banks, brokers and others holding shares in their names or the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

Voting Rights and Votes Required

Holders of record of shares of the Company’s common stock at the close of business on March 6, 2006, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. On the record date, approximately 7,698,000 shares of the Company’s common stock were outstanding. The presence, in person or by proxy, of holders of a majority of the shares of the Company’s common stock entitled to vote at the annual meeting constitutes a quorum for the transaction of business at the annual meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Each share of the Company’s common stock outstanding on the record date is entitled to one vote on each matter presented at the annual meeting. The affirmative vote of a plurality of all of the votes cast at the annual meeting for the election of directors (assuming a quorum is present) is necessary for the election of a director. For purposes of the election of directors, abstentions or “broker non-votes” will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Voting of Proxies

Shares of the Company’s common stock represented by all properly executed proxies received prior to the vote at the annual meeting will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of the Company’s common stock represented by such proxy will be voted “FOR” the election of Mr. Sheets as director of the Company, “FOR” the selection of Ernst & Young LLP as the Company’s independent auditors, “FOR” the approval to amend the Company’s 1998 Stock Incentive Plan, and “FOR” the authorization to grant HPS awards pursuant to the Company’s 1998 Stock Incentive Plan. We currently know of no other business to be brought before the annual meeting other than as described herein. If any other matters are presented properly to the stockholders for action at the annual meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares of the Company’s common stock represented by such proxy are entitled to vote.

Revocability of Proxy

You can change your vote at any time before the vote is taken at the annual meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of the Company. The Secretary of the Company must receive the notice or new proxy card before the vote is taken at the annual meeting. Third, you can attend the annual meeting and vote in person. Simply attending the annual meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

Stockholder Communications to the Board of Directors; Annual Report

Our 2005 Annual Report to Stockholders (the “Annual Report”), including a copy of our 2005 Annual Report on Form 10-K (the “2005 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”), was mailed to stockholders in April 2006. The Annual Report contains financial and other information about the activities of the Company, including consolidated financial statements for the year ended December 31, 2005. Neither the Company’s 2005 Form 10-K nor the Annual Report is incorporated into this proxy statement or is to be considered part of the proxy materials.

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, any committee thereof or any chair of any such committee) by mail or electronically. To communicate via mail with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 29399 US Highway 19 North, Suite 320, Clearwater, Florida 33761. To communicate with any of the Company’s directors electronically, stockholders may do so on the corporate website at www.americanlandlease.com. Under the headings, “Investor Relations/Corporate Governance/Communicate with Directors,” an on-line form is available which may be used for writing an electronic message to the Board of Directors, any individual directors, or any group or committee of directors. Instructions are provided on our website as well which describe how to send such a message.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Upon written request addressed to the Secretary of the Company, copies of the Annual Report will be furnished, without exhibits, without charge to any person whose proxy is being solicited in connection with this proxy statement. Requests and inquiries should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

PROPOSAL 1: ELECTION OF DIRECTORS

Our current charter and bylaws provide for three classes of directors with staggered terms of office. Nominees for each class serve for terms of three years and until the election and qualification of their successors or until their earlier resignation, death or removal from office. Vacancies on the Board of Directors may be filled by a majority of the Board of Directors. The Company’s bylaws require that the Board of Directors consist of a certain number of “Independent Directors,” therefore; any vacancy among the independent directors must be filled by a replacement nominated by the remaining independent directors. Each director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of the stockholders, at which time the stockholders shall elect a director to serve the remaining term of the class into which such director is elected.

The Board of Directors currently consists of five members, including one Class I Director, whose term expires at the 2006 Annual Meeting of Stockholders, two Class II Directors whose terms expire at the 2007 Annual Meeting of Stockholders and two Class III Directors whose terms expire at the 2008 Annual Meeting of Stockholders.

The Company’s bylaws require the number of independent directors to be not less than four if the number of directors is eight or greater; not less than three if the number of directors is six or seven; and not less than two if the number of directors is less than six. Our independent directors are Bruce D. Benson, Thomas L. Rhodes, Todd W. Sheets and Bruce E. Moore. None of our independent directors has any relationship with the Company except in his capacity as a director and stockholder of the Company.

At the annual meeting, one Class I Director will be elected to a term expiring at the 2009 Annual Meeting of Stockholders. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ nominee, Todd W. Sheets as Class I Director of the Company. Neither management nor the Board of Directors knows of any reason why Mr. Sheets would be unavailable to serve as a director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a nominee proposed by the Board of Directors if Mr. Sheets becomes unavailable for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

MR. SHEETS AS A DIRECTOR OF THE COMPANY.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The firm of Ernst & Young LLP, the Company’s independent auditors for the year ended December 31, 2005, was selected by the Audit Committee of the Board of Directors, and approved by the Board of Directors, to act in the same capacity for the fiscal year ending December 31, 2006, subject to ratification by the Company’s stockholders. The aggregate fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2005 and 2004 are described below under the caption “Company’s Relationship with Independent Auditors.”

Representatives of Ernst & Young LLP will be present at the annual meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

The affirmative vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Ernst & Young LLP. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies that have been properly submitted will be voted “FOR” the proposal to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF ERNST & YOUNG LLP.

PROPOSAL 3: APPROVAL OF THE AMENDMENT TO THE COMPANY’S 1998

STOCK INCENTIVE PLAN

The Board of Directors is proposing an amendment to the Company’s 1998 Stock Incentive Plan (the “Plan”) to delete the 15% limitation on the number of shares of common stock available for issuance thereunder. The Plan was initially adopted by the Board of Directors on April 21, 1998, and approved by our stockholders on June 30, 1998. The maximum number of shares available for issuance of incentive stock options will be 3,000,000 shares. The Plan was amended by the Board of Directors on March 6, 2006.

The Board of Directors believes that the availability of awards under the Plan enhances our ability to attract, motivate and retain the caliber of directors, officers and other employees necessary for our future growth and success while aligning their compensation with the value created for shareholders. As a result of prior award grants under the Plan to our directors, officers and other employees, the number of shares of common stock available for future grants has been reduced to 680,800 shares as of the record date. The Board of Directors has determined that this number is insufficient to maintain the Plan as an incentive device. The Board of Directors also believes that increasing the number of shares of common stock available will help us achieve our goals by keeping our incentive compensation program competitive with those of comparable companies. At the Annual Meeting the stockholders are being requested to (1) approve an amendment to the Plan to delete the 15% limitation on the number of shares of common stock available for issuance thereunder, and (2) qualify the Plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the shareholder approval rules of the New York Stock Exchange.

Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of our top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Options granted under the Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

The following paragraphs summarize the more significant features of the Plan. The summary is subject, in all respects, to the terms of the Plan, the full text of which, as proposed to be amended, is set forth in Exhibit C attached hereto.

THE 1998 STOCK INCENTIVE PLAN

The Plan provides for the grant of (i) stock options (including both “incentive stock options (“ISOs”)” within the meaning of Section 422 of the Code and options not intended to qualify as ISOs (“nonqualified options” or “NSOs”), (ii) stock appreciation rights (“SARs”) or limited stock appreciation rights (“LSARs”), or both (“rights”) and (iii) restricted stock, deferred stock and performance share awards (“restricted awards”) to officers, directors, employees, consultants and advisors of the Company and its subsidiaries. On March 6, 2006, the closing market price of the common stock as reported on the New York Stock Exchange was $26.96 per share.

PLAN ADMINISTRATION

The Plan is administered by the Compensation Committee of the Board, which consists solely of two or more non-employee directors of the Company who qualify as “outside directors” for purposes of Section 162(m) of the Code and “Non-Employee Directors” for purposes of Rule 16b-3 under the Exchange Act (such committee sometimes referred to herein as the “plan administrator”).

Subject to the terms of the Plan, the plan administrator has the right to grant awards to eligible recipients and to determine the terms and conditions of the award agreements evidencing the grant of such awards, including the vesting schedule and exercise price of such awards. Except as otherwise determined by the plan administrator, the exercisability and vesting of all awards granted under the Plan will be accelerated upon the occurrence of a Change of Control.

SECURITIES SUBJECT TO THE PLAN

Initially the Plan provided that the number of shares of common stock reserved for issuance at any time pursuant to outstanding awards under the Plan would be limited to 15% of the sum of (i) the number of then outstanding shares of Company common stock and (ii) the number of then outstanding OP Units; provided however, in no event would the total number of shares of common stock issuable under the Plan exceed 3 million shares. The proposed amendment being submitted to stockholders for their approval is to delete the 15% limitation on the number of shares of common stock available for issuance thereunder, but still remain within the 3 million shares available for issuance. The aggregate number of shares of common stock as to which options, rights and restricted awards may be granted to any individual during any calendar year may not, subject to adjustment as set forth below, exceed 80% of the shares reserved for issuance under the Plan.

The Plan provides that, in the event of changes in the common stock by reason of a merger, reorganization, recapitalization, common stock dividend, stock split or similar change, the plan administrator will make appropriate adjustments in the aggregate number of shares available for issuance under the Plan, the purchase price to be paid and/or the number of shares issuable upon the exercise thereafter of any option previously granted and in the purchase price to be paid and/or the number of shares issuable pursuant to restricted awards. Similar adjustments will be made to outstanding rights. The plan administrator will have the discretion to make other appropriate adjustments. The plan administrator has the authority, in the event of any such adjustment, to provide for the cancellation of awards granted under the Plan in exchange for payment in cash or other property.

ELIGIBILITY

Discretionary grants of options, rights and restricted awards may be made to any officer (including officers who are directors), director, employee, consultant or advisor of the Company or its direct and indirect subsidiaries who is determined by the plan administrator to be in a position to contribute to the long-term growth in earnings of the Company.

The Plan also provides that all non-employee directors of the Company will receive an automatic annual grant of options to purchase 2,800 shares of common stock (the “Annual Director Options”). This grant will occur concurrently with the election of the directors at each annual meeting of stockholders. In addition, non-employee directors will be permitted each year to elect to receive shares of common stock in lieu of Board of Directors and committee meeting fees for such year.

ISO LIMITATION

The aggregate fair market value (determined as of the date of grant) of the shares granted to any employee under the Plan or any other option plan of the Company or its subsidiaries that may become exercisable for the first time in any calendar year is limited, with respect to ISOs, to $100,000. This restriction does not apply to NSOs, rights or restricted awards. The maximum number of shares available for issuance of incentive stock options will be 680,000 shares.

TERMS AND CONDITIONS OF OPTIONS

Options will vest and become exercisable according to a schedule established by the plan administrator, except that Annual Director Options will be vested in full as of the date of grant. In the case of options exercisable by installment, options not exercised during any one year may be accumulated and exercised at prescribed times during the remaining years of the option. Options that are not exercised within ten years from the date of grant will expire without value. Except as otherwise determined by the plan administrator in accordance with Rule 16b-3, options are exercisable during the optionee’s lifetime only by the optionee.

Subject to the limitations set forth below, the purchase price of common stock pursuant to the exercise of an option will be as determined by the plan administrator and may be adjusted in accordance with the antidilution provisions described in “Securities Subject to the Plan.” The purchase price of NSOs may not be less than the par value of the Company common stock on the date of grant. The purchase price of ISOs may not be less than 100% of the fair market value of the common stock on the date of grant. The purchase price of Annual Director Options will be equal to the fair market value of the common stock on the date of grant. Upon the exercise of any option, the purchase price must be fully paid in cash or by check, or, at the discretion of the plan administrator (except with respect to Annual Director Options), by delivery of common stock equal in market value to the exercise price, by delivery of restricted awards equal in market value to the exercise price, by means of a loan from the Company, by means of any cashless exercise procedure approved by the plan administrator, or by a combination of cash, common stock, restricted awards, loans, or use of a cashless exercise procedure. If restricted awards are used to pay the exercise price, certain of the shares acquired upon exercise will also be subject to restriction.

STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS

SARs and LSARs may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of an option (“Related Rights”). Upon the exercise of an SAR, a holder is entitled to receive cash, unrestricted shares of common stock or any combination thereof, as determined by the plan administrator, in an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share specified in the related option (or in the case of a Free Standing Right, the price per share specified in such right), multiplied by the number of shares in respect of which the SAR is exercised. Upon the exercise of an LSAR, a holder is entitled to receive an amount in cash equal in value to the excess of the Change in Control Price (as defined in the award agreement evidencing such LSAR) of one share of common stock on the date of exercise over the option price per share specified in the related option (or in the case of an LSAR which is a Free Standing Right, the price per share specified in such right), multiplied by the number of shares in respect of which the LSAR is exercised.

With respect to SARs and LSARs that are Related Rights, each such SAR and LSAR will terminate upon the termination or exercise of the pertinent portion of the related option, and the pertinent portion of the related option will terminate upon the exercise of any such SAR or LSAR. Unless otherwise determined by the plan administrator at grant, if an SAR or LSAR is granted with respect to less than the full number of shares covered by a related option, the SAR or LSAR will only be reduced if and to the extent that the number of shares covered by the exercise or termination of such option exceeds the number of shares not covered by such SAR or LSAR. LSARs that are Related Rights can only be exercised within the 30-day period following a Change in Control (as defined in the award agreement evidencing such LSAR) and only to the extent that the options to which they relate are exercisable. SARs that are Related Rights may be exercised at any time that the underlying option is exercisable or, at the discretion of the plan administrator, in certain other limited circumstances. With respect to NSOs, Related Rights may be granted at or after the grant of such NSOs. In the case of ISOs, Related Rights may be granted only at the time of grant of the ISOs.

SARs that are Free Standing Rights may be exercised at such time or times and may be subject to such terms and conditions as may be determined by the plan administrator at or after grant. LSARs that are Free Standing Rights can only be exercised within the 30-day period following a Change in Control. The term of each Free Standing Right will be fixed by the plan administrator but may not exceed ten years from the date of grant. The price per share for each Free Standing Right will be set by the plan administrator but will not be less than 100% of the fair market value of a share of common stock on the date of grant.

RESTRICTED AWARDS

A restricted stock award is an award of common stock that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for such period (“restricted period”) from the date on which the award is granted, as may be determined by the plan administrator. The plan administrator may also impose such other restrictions and conditions on an award as it deems appropriate. The plan administrator may provide that the foregoing restrictions will lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of the award. In addition, the plan administrator has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the restricted period. Deferred stock is the right to receive common stock at the end of a specified deferral period. Performance shares are shares of the common stock subject to restrictions based upon the attainment of performance objectives.

Upon the award of any restricted stock or performance shares, the participant will have the rights of a stockholder with respect to the shares, including dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the award agreement for the participant’s restricted stock or performance shares. Upon an award of deferred stock, the participant will not have any rights of a stockholder, other than the right to receive dividends, during the specified deferral period.

Recipients of restricted stock, deferred stock, or performance shares will enter into an award agreement with the Company, in such form as the plan administrator determines, which states the restrictions to which the shares are subject and the date or dates on which such restrictions will lapse. The plan administrator may permit such restrictions to lapse in installments within the restricted period or may accelerate or waive such restrictions at any time.

The vesting of restricted awards may be made subject to the achievement of performance goals specified by the plan administrator at the time of grant. Such goals may be based on funds from operations, adjusted funds from operations, net income and stock price performance.

DEATH—TERMINATION OF EMPLOYMENT—RESTRICTIONS ON TRANSFER

Upon termination of employment or service for any reason, including upon death, disability or retirement, outstanding options and rights will remain exercisable for such period, and outstanding restricted awards will be treated, in each case as set forth by the plan administrator in the award agreement governing such award.

In no event may any option or right be exercisable more than ten years from the date it is granted. Except as determined by the plan administrator in accordance with Rule 16b-3, options and rights are transferable.

AMENDMENT; TERMINATION

The Board may amend or terminate the Plan at any time, except that stockholder approval is required for any amendment to (i) increase the maximum number of shares of stock which may be issued under the Plan (except for adjustments as described in “Securities Subject to the Plan”), (ii) change the class of individuals eligible to participate in the Plan, or (iii) extend the term of the Plan or the period during which any option, right or restricted award may be granted or any option may be exercised, but in each such case only to the extent required by Section 162(m) of the Code or other applicable law, rule or regulation with respect to the material amendment of any employee benefit plan maintained by the Company. Termination or amendment of the Plan will not, without the consent of any participant, adversely affect previously granted options, rights or restricted awards, which will continue in effect in accordance with their terms.

PAYMENT OF TAXES

Participants are required, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes, to pay to the Company, or make arrangements satisfactory to the plan administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan are conditional on the making of such payments or arrangements, and the Company will have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is for general information only and is based on the Federal income tax law now in effect, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to particular holders of options, rights, restricted awards and common stock in light of their individual investment circumstances or to certain types of holders subject to special tax rules, nor does it address specific state, local or foreign tax consequences. This summary assumes that the common stock acquired upon exercise of an option or right or vesting of a restricted award will be held as a “capital asset” (generally property held for investment) under the Code.

Nonqualified Stock Options

A participant will generally not be subject to Federal income tax upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to claim a deduction for Federal income tax purposes at such time and in the same amount as the participant recognizes ordinary income.

A participant will recognize capital gain or loss upon a sale or exchange of stock acquired upon exercise of an NSO in an amount equal to the difference between the fair market value of such stock on the date it was acquired and the amount realized in the sale or exchange.

Incentive Stock Options

A participant will not be subject to tax upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. See “—Nonqualified Stock Options” above.

If stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a “disqualifying disposition,” recognize capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of such stock by the participant.

If, however, a participant disposes of stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a “disqualifying disposition”), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain realized by the participant will be subject to tax as capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Section 55 of the Code.

Exercise with Shares

According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of stock already owned by the participant will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be subject to tax according to the rules described above for NSOs. See “—Nonqualified Stock Options” above. With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) a participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the amount of income recognized, and (c) the holding period for such additional shares will commence on the date of receipt.

The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of stock. If the shares surrendered in payment of the exercise price of an ISO are “statutory option stock” (including stock acquired pursuant to the exercise of an ISO) and if the surrender constitutes a “disqualifying disposition” (as would be the case, for example, if, in satisfaction of the option exercise price, the Company withholds shares which would otherwise be delivered to the participant), any gain realized on such surrender will be taxable to the optionee at such time, as discussed above. Otherwise, when shares of stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income at the time of disposition as discussed above.

Capital Gain or Loss

Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares of common stock held for more than 12 months will generally be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of shares of common stock held for 12 months or less will be subject to tax at ordinary income rates.

NEW PLAN BENEFITS

The following tables below sets forth the grants that will be under the Plan, subject to stockholder approval of the proposed amendment to increase the number of shares issuable under the Plan.

NAME AND POSITION	OPTIONS GRANTED
TERRY CONSIDINE Chairman of the Board and Chief Executive Officer	—
ROBERT G. BLATZ President and Chief Operating Officer	—
SHANNON E. SMITH Chief Financial Officer, Treasurer and Secretary	—
EXECUTIVE GROUP	—
NON-EXECUTIVE DIRECTOR GROUP	11,200	(1)
NON-EXECUTIVE OFFICER EMPLOYEE GROUP	—

(1)	The four members of the Non-Executive Director Group waived their rights to options to acquire 2,800 shares each of the Company’s common stock in 2006.

REASON FOR AUTHORIZATION

The Plan is being submitted for stockholder approval pursuant to Sections 162(m) and 422 of the Code and the rules of the New York Stock Exchange. It is intended that options granted under the Plan may constitute “qualified performance based compensation” for purposes of Section 162(m) of the Code.

VOTE REQUIRED

The affirmative vote of a majority of the votes present in person or by proxy and entitled to vote at the Meeting (assuming a quorum is present) is required to approve and adopt the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE COMPANY’S 1998 STOCK COMPENSATION PLAN.

PROPOSAL 4: AUTHORIZATION TO GRANT HPS AWARDS PURSUANT TO THE COMPANY’S 1998 STOCK INCENTIVE PLAN

The 1998 Stock Incentive Plan (the “Plan”) was approved by the Board of Directors on April 21, 1998 and by stockholders on June 30, 1998. Section 7 of the Plan provides for awards of performance shares, which are shares of restricted stock of the Company that vest (i.e. that are released from forfeiture transfer restrictions) based upon attainment of specified performance objectives. The Plan grants the Compensation Committee the authority to determine the terms and conditions of awards of performance shares.

Pursuant to its authority under the Plan, the Compensation Committee has adopted a program that provides for annual grants of high performance stock (or “HPS”) awards in each of fiscal years 2006-2009 to management as follows:

	Year beginning	Aggregate Shares	Final Valuation Date
Class I	January 1, 2006	65,000	December 31, 2008
Class II	January 1, 2007	65,000	December 31, 2009
Class III	January 1, 2008	65,000	December 31, 2010

The Compensation Committee may grant additional HPS awards to members of management, including, but not limited to, Messrs. Considine, Blatz and Smith. The maximum number of shares subject to HPS awards that may be granted to any individual in any one year is 65,000 shares. If stockholders approve the authorization to grant HPS awards under the Plan, the Compensation Committee will explicitly be authorized to grant future HPS awards to members of management without additional stockholder approval.

The HPS shares vest based upon the extent, if any, that the total return realized by stockholders exceeds the ten-year average total return of the Equity REIT Index, as reported by the National Association of Real Estate Investment Trusts (“NAREIT”). The total return for the Company is measured over a three-year period that ends on the final valuation date. To the extent that shares are not vested as of the final valuation date, such shares are forfeited and returned to the Company. Vesting is achieved ratably on the final valuation date to the extent that excess value has been realized. In order for the executives’ HPS shares to fully vest for a given final valuation date, the actual total return to stockholders for the three-year period is required to exceed the Equity REIT Index total return by 5%. The Equity REIT Index total return was 14.81% for the period ending December 31, 2005; as such, in order for the Class I awards to fully vest, the actual total return over the three years is required to be 19.81%. If the actual total return for the three-year period is between 14.81% and 19.81%, then a ratable portion of the shares would vest on a given final valuation date (for example, one-half of the shares would vest if the actual total return is 17.31%). If the actual total return does not exceed 14.81%, all of the HPS shares, but none of the dividends, would be forfeited and returned to the Company. Once the HPS shares are vested, they are further restricted and cannot be traded for a two-year period, with the expectation that a specific amount of shares can be sold in order to pay the necessary income taxes at the time that the shares vest. Dividends are paid on the HPS shares in the same amounts and at the same time as dividends are paid on outstanding Company stock.

On February 2, 2006, the Board of Directors approved the grant of, and the Compensation Committee granted, an aggregate of 65,000 HPS shares. In 2007 and 2008, the Compensation Committee intends to grant the Class II and III awards to certain members of management based upon the terms described in the previous HPS grants. The vesting of the Class II and III awards will be based upon the Equity REIT Index total return for the period ending December 31, 2006 and 2007, respectively.

The purpose of the program is to promote the success of the Company by granting to executives additional compensation in the form of performance-based restricted stock, thereby increasing their proprietary interest in the Company, encouraging them to remain in the employ of the Company and increasing their personal interest in the continued success and progress of the Company. The program aligns the executives’ interests with that of stockholders and rewards outstanding performance by such executives. In the event that the actual total return to stockholders for the three-year period exceeds the Equity REIT Index total return by more than the 5% required for vesting of the awards, the number of shares executives will receive is fixed in an amount equal to the number of HPS shares awarded.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

AUTHORIZATION TO GRANT HPS AWARDS PURSUANT TO THE COMPANY’S

1998 STOCK INCENTIVE PLAN.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Certain information with respect to our nominees for election as director, our continuing directors and our executive officers, as of March 3, 2006, appears below and was furnished in part by each such person.

Each of our executive officers serves for a term of one year and until his or her successor is elected and qualified or until his or her earlier resignation or removal by the Board of Directors. There are no family relationships among any of our directors and executive officers.

Name	Age	First Elected	Position(s) Held with the Company
Terry Considine	58	September 1996	Chairman of the Board of Directors (Class II) and Chief Executive Officer

Thomas L. Rhodes	66	September 1996	Vice Chairman of the Board of Directors; Independent Director (Class III); Chairman of the Nominating and Corporate Governance Committee and Member of the Audit Committee and the Compensation Committee

Bruce E. Moore	63	February 1998	Independent Director (Class III); Member of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee

Bruce D. Benson	67	October 1996	Independent Director (Class II); Chairman of the Compensation Committee and Member of the Audit Committee and the Nominating and Corporate Governance Committee

Todd W. Sheets	47	November 2000	Independent Director (Class I); Chairman of the Audit Committee and Member of the Compensation Committee and the Nominating and Corporate Governance Committee

Robert G. Blatz	44	February 1999	President and Chief Operating Officer

Shannon E. Smith	40	October 2000	Chief Financial Officer, Treasurer and Secretary

Terry Considine has been Chairman of the Board of Directors and Chief Executive Officer of the Company since September 1996. Mr. Considine also serves as Chairman of the Board, Chief Executive Officer and President of Apartment Investment and Management Company (“AIMCO”), another publicly held real estate investment trust.

Thomas L. Rhodes has been Vice Chairman of the Board of Directors of the Company since April 1998, is Chairman of the Nominating and Corporate Governance Committee, and serves as a member of the Audit Committee and the Compensation Committee. Mr. Rhodes is Chairman of National Review magazine where he served as President since November 1992 and as a Director since 1988. From 1976 to 1992, he held various positions at Goldman, Sachs & Co. and was a General Partner from 1986 until November 1992. Mr. Rhodes is Chairman of Board of Directors of the Lynde and Harry Bradley Foundation and serves as a Director of AIMCO.

Bruce E. Moore has served as a director of the Company since July 1998. Mr. Moore was appointed President and Chief Operating Officer of the Company in February 1998. Mr. Moore resigned from his position as Chief Operating Officer, Secretary and Treasurer of the Company in November 2000; the latter two positions he had held since October 2000. Mr. Moore resigned from his position of President of the Company in July 2001. He also served as President and Chief Operating Officer of CAX until its merger with the Company on August 11, 2000. Mr. Moore is the founder and Chief Executive Officer of Brandywine Financial Services Corporation and its affiliates, a private real estate firm specializing in various aspects of the real estate industry, including asset management, consulting, development, property management, brokerage and capital formation.

Bruce D. Benson has served as a director of the Company since October 1996 and serves as Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee. For the past 37 years, he has been the owner and President of Benson Mineral Group, a domestic oil and gas production company. In addition, from 1997 to 2004, Mr. Benson was Chairman, Chief Executive Officer and President of United States Exploration, Inc., an oil and gas exploration company listed on the American Stock Exchange. The stock of United States Exploration, Inc. was sold on January 28, 2004 to an unaffiliated company and Mr. Benson resigned as Chairman of the Board, Chief Executive Officer, and President.

Todd W. Sheets has served as a director of the Company since November 2000 and is the Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Sheets is currently a private investor. Previously, he was a Managing Director of Pinehill Capital Partners, Inc., an investment company, and Raymond James and Associates, Inc., a financial services firm, where he was responsible for initiating and overseeing the firm’s practice in the areas of publicly traded real estate companies, its recovering markets real estate private equity program, and was a member of its Investment Policy Committee.

Robert G. Blatz was appointed President of the Company in July 2001. He was appointed Chief Operating Officer and Secretary of the Company in November 2000. He resigned as Secretary of the Company in July 2001. He functioned as the Company’s Executive Vice President from February 1999 to November 2000 (having been appointed to that position in September 1999). From June 1998 until joining the Company, he served as a Senior Associate for Coopers & Lybrand (predecessor to PricewaterhouseCoopers) as a consultant for management and financial systems. From May 1993 to June 1998, Mr. Blatz was with the Heritage Foundation, a public policy organization, most recently as its Vice President and Chief Financial Officer.

Shannon E. Smith was appointed Chief Financial Officer of the Company in February 2001 and Secretary in July 2002. Mr. Smith joined the Company in October 2000 as Chief Accounting Officer and Treasurer. From March 1997 to October 2000, Mr. Smith served as Vice President and Chief Financial Officer of Jemison-Demsey Holding Company, and other entities controlled by Jemison Investment Company, based in Alabama. Jemison-Demsey Holding Company manages interests in the flat-rolled steel service center business and metal building component manufacturing business. Mr. Smith is a Certified Public Accountant.

There are no arrangements or understandings pursuant to which any of our directors or executive officers were selected as directors or officers. None of our directors or executive officers has been involved in any legal proceedings during the past five years that are material to an evaluation of the ability or integrity of such persons. None of our directors or executive officers is a party to any material legal proceedings or has a material interest in any such legal proceedings that is adverse to the Company or any of the Company’s subsidiaries.

Board of Directors and Officers

The Board of Directors held eight regular meetings in 2005. During 2005, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and all committees thereof on which he served. The Company invites the Board of Directors to its annual stockholders meeting, but does not require them to do so. Last year, four directors attended the annual stockholder meeting. The Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

The Audit Committee of the Board of Directors held five meetings in 2005. The Audit Committee currently consists of four members: Messrs. Sheets (Chairman), Benson, Rhodes, and Moore. The Audit Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix 1 and available on the Company’s website at www.americanlandlease.com under the headings “Investors Relations/Corporate Governance/Audit Committee” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors and considers the range of audit and non-audit fees. The Board of Directors has determined that each member of the Audit Committee is “independent”, as that term is defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange, Inc. (the “NYSE”). The Board of Directors has also determined that all of the current Audit Committee members are “audit committee financial experts,” as that item is defined in Regulation S-K promulgated by the SEC.

The Compensation Committee of the Board of Directors held one meeting in 2005. Messrs. Benson (Chairman), Sheets, Rhodes, and Moore are the current members of this committee. The Board of Directors has determined that each current member of the Compensation Committee is “independent”, as that term is defined in the applicable NYSE listing standards. The Compensation Committee determines compensation for the Chief Executive Officer of the Company and reviews compensation policy for other executive officers. A copy of the charter of the Compensation Committee is available on the Company’s website at www.americanlandlease.com under the headings “Investors Relations/Corporate Governance/Compensation Committee” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

The Nominating and Corporate Governance Committee of the Board of Directors held four meetings in 2005. Messrs. Rhodes (Chairman), Sheets, Benson, and Moore are the current members of this committee. The Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is “independent”, as that term is defined in the applicable NYSE listing standards. The Nominating and Corporate Governance Committee recommends individuals for election to the board of directors for vote by the stockholders at the annual meeting. A copy of the charter of the Nominating and Corporate Governance Committee is annexed to this proxy statement as Appendix 2 and is available on the Company’s website at www.americanlandlease.com under the headings “Investors Relations/Corporate Governance/Nominating and Corporate Committee” or in print upon written or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

There have been no material changes to the procedures by which our stockholders may recommend nominees for directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Secretary of the Company at 29399 US Highway 19 North, Suite 320, Clearwater, Florida 33761 and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

Policies on Business Ethics and Conduct

The members of the Board of Directors and the Company’s Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer are required to comply with a Code of Business Conduct and Ethics (the “Code”). The Code is intended to focus the Board of Directors, the individual directors and the Company’s executive officers on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers all areas of professional conduct relating to service on the Board of Directors and as an executive officer of the Company, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

The full texts of both the Standards of Business Ethics and Conduct and of the Code of Business Conduct and Ethics are available on the Company’s website, at www.americanlandlease.com under the “Corporate Governance” caption. or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

Executive Sessions

Executive sessions or meetings of non-management directors are held regularly (at least four times a year) to review the report of the independent auditor, the criteria upon which the performance of the Chairman of the Board of Directors and Chief Executive Officer and other senior managers is based, the performance of the Chairman of the Board of Directors and Chief Executive Officer against such criteria, the compensation of the Chairman of the Board of Directors and Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chairman of the Board of Directors and Chief Executive Officer for a general discussion of relevant subjects.

Presiding Director

The Chairmen of the Company’s Audit, Compensation and Nominating and Corporate Governance committees of the Board of Directors each preside as the chair at meetings or executive sessions of independent directors at which the principal items to be considered are within the scope of the authority of their respective committee. A lead independent director is designated to preside at executive sessions on a rotating basis among all independent directors. The Company’s experience has indicated that this practice provides leadership at all of the meetings or executive sessions of independent directors. Stockholders of the Company may communicate with the presiding director or with the non-management directors as a group in the manner set forth above under the caption “Stockholder Communications to the Board of Directors; Annual Report.”

Compliance With Section 16(a) of the Exchange Act

Our executive officers and directors, and persons who own more than ten percent of our common stock, are required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file reports of ownership and changes in ownership of our securities with the SEC and the NYSE. Copies of those reports also must be furnished to us. Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our reporting persons were complied with except the following: Terry Considine, Robert G. Blatz and Shannon E. Smith each had one Form 4 transaction that was not filed on a timely basis.

Executive Compensation

The following table sets forth, in summary form, the compensation paid by the Company in 2005, 2004, and 2003 to its Chief Executive Officer and two other executive officers whose salary and bonus during 2005 exceeded $100,000 (the “Named Executive Officers”)

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation						All Other Compensation ($)
				Awards				Payouts
Name and Principal Position	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)		Securities Underlying Stock Options (#)		Long Term Incentive Payouts ($)
Terry Considine
Chairman and Chief Executive Officer
2005	—	50,000	—	55,000	(1)	174,296	(1)	118,500	(10)	—
2004	—	60,000	—	160,000	(2)	14,831	(2)	—		—
2003	—	180,000	—	158,000	(3)	10,000	(3)	—		—

Robert G. Blatz
President and Chief Operating Officer
2005	200,000	200,000	—	100,000	(4)	40,493	(4)	711,000	(10)	1,100	(7)
2004	200,000	270,000	—	15,000	(5)	14,831	(5)	—		2,600	(8)
2003	175,000	285,000	—	220,000	(6)	30,000	(6)	—		1,600	(9)

Shannon E. Smith
Chief Financial Officer, Treasurer and Secretary
2005	175,000	175,000	—	95,000	(4)	21,127	(4)	355,500	(10)	1,800	(7)
2004	175,000	175,000	—	15,000	(5)	10,593	(5)	—		2,600	(8)
2003	150,000	210,000	—	96,000	(6)	20,000	(6)	—		2,000	(9)

(1)	Mr. Considine’s compensation in 2005 was awarded on February 2, 2006, and was comprised of 2,218 shares of restricted stock with a value of $55,000 (based upon the closing market price of $24.80 at the date of grant) and options to acquire 174,296 shares of the Company’s common stock at a per share price of $24.80, with an aggregate grant date present value of $495,000. The restricted stock vests equally in four installments beginning on the first anniversary date of the date of grant and the stock options vest equally in five installments beginning on the first anniversary of the date of grant. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant.
(2)	Mr. Considine’s compensation in 2004 was awarded on January 25, 2005, and was comprised of 6,941 shares of restricted stock with a value of $160,000 (based upon the closing market price of $23.05 at the date of grant) and options to acquire 14,831 shares of the Company’s common stock at a per share price of $23.05, with an aggregate grant date present value of $35,000. The restricted stock and stock options vest equally in four installments beginning on the first anniversary of the date of grant. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant.

(3)	Mr. Considine’s compensation in 2003 was awarded on February 5, 2004, and was comprised of 7,974 shares of restricted stock with a value of $158,000 (based upon the closing market price of $19.84 at the date of grant) and options to acquire 10,000 shares of the Company’s common stock at a per share price of $19.84, with an aggregate grant date present value of $17,000. The restricted stock and stock options vest equally in four installments beginning on the first anniversary of the date of grant. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant.
(4)	As a part of 2005 compensation, on February 2, 2006, Messrs. Blatz and Smith were each granted restricted stock awards of 4,032 shares and 3,831 shares, respectively. The value of these awards at the date of grant based upon the closing market price of $24.80 was $100,000 and $95,000, respectively. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. In addition and as a part of 2005 compensation, on February 2, 2006, Messrs. Blatz and Smith were granted options to acquire 40,493 shares and 21,127 shares, respectively, of the Company’s common stock at a per share exercise price of $24.80, with an aggregate grant date present value of $115,000 and $60,000, respectively. The restricted stock and options vest equally in four installments beginning on the first anniversary of date of grant.
(5)	As a part of 2004 compensation, on January 25, 2005, Messrs. Blatz and Smith were each granted restricted stock awards of 651 shares. The value of these awards at the date of grant based upon the closing market price of $23.05 was $15,000. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. In addition and as a part of 2004 compensation, on January 25, 2005, Messrs. Blatz and Smith were granted options to acquire 14,831 shares and 10,593 shares, respectively, of the Company’s common stock at a per share exercise price of $23.05, with an aggregate grant date present value of $35,000 and $25,000, respectively. The restricted stock and options vest equally in four installments beginning on the first anniversary of date of grant.
(6)	As a part of 2003 compensation, on February 5, 2004, Messrs. Blatz and Smith were granted restricted stock awards of 11,069 shares and 4,859 shares, respectively. The value of these awards at the date of grant based upon the closing market price of $19.84 was $220,000 and $96,000, respectively. Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. In addition and as a part of 2003 compensation, on February 5, 2004, Messrs. Blatz and Smith were granted options to acquire 30,000 shares and 20,000 shares, respectively, of the Company’s common stock at a per share exercise price of $19.84, with an aggregate grant date present value of $50,000 and $34,000, respectively. The restricted stock and options vest equally in four installments beginning on the first anniversary of date of grant.
(7)	As part of 2005 compensation, in February 2006, the Company made 401(k) matching contributions to Messrs. Blatz and Smith of $1,100 and $1,800, respectively.
(8)	As part of 2004 compensation, in March 2005, the Company made 401(k) matching contributions to Messrs. Blatz and Smith of $2,600 each, respectively.
(9)	As part of 2003 compensation, in March 2004, the Company made 401(k) matching contributions to Messrs. Blatz and Smith of $1,600 and $2,000, respectively.
(10)	Long-term performance awards of HPS shares were granted in 2003 which covered the performance period from January 1, 2003 through December 31, 2005. Based upon the closing stock price of $23.70 on December 31, 2005, the performance condition for theses awards was met and the HPS shares vested.

The following table sets forth certain information regarding stock options granted to the Named Executive Officers during 2005:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/sh)(1)	Expiration Date	Grant Date Present Value ($)(3)
Terry Considine	14,831	(2)	36.8%	$23.05	1/25/2015	$35,000
Robert G. Blatz	14,831	(2)	36.8%	23.05	1/25/2015	35,000
Shannon E. Smith	10,593	(2)	26.4%	23.05	1/25/2015	25,000

(1)	The exercise price is equal to the fair market value of the Company’s common stock on the date of grant.
(2)	On January 25, 2005, Messrs. Considine, Blatz and Smith received stock options to purchase 14,831, 14,831, and 10,593 shares, respectively of the Company’s common stock under the 1998 Stock Incentive Plan. The options vest in four equal annual installments beginning on the first anniversary of the date of grant. In the event of a change in control of the Company, all outstanding awards under the 1998 Stock Incentive Plan vest in full.
(3)	The estimated present value at grant date of option grants in 2005 has been calculated using the Black-Scholes option pricing model based on the following assumptions: an estimated time until exercise of 8.5 years, a volatility of 0.14, a risk-free interest rate of 4.07% and a dividend yield of 4.33%. The real value of these options depends on the actual performance of the Company’s common stock during the applicable period and upon when options are exercised. No gain to the optionee is possible without an increase in the share price, which would benefit all stockholders as well.

The following table sets forth the number and value of unexercised options held by each Named Executive Officer as of December 31, 2005. Mr. Considine exercised 150,000 options on May 11, 2005 at a per share exercise price of $13.50.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/ Unexercisable(1)
Terry Considine	150,000	$1,267,000	308,673/28,504	$1,364,621/96,061
Robert G. Blatz	—	—	53,673/43,504	$467,971/143,321
Shannon E. Smith	—	—	51,173/31,766	$629,571/122,256

(1)	The value of in-the-money options is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Company’s common stock at December 31, 2005 and (ii) the per share option exercise price.

The following table sets forth each award made to a Named Executive Officer in 2005 under a long-term incentive plan:

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

				Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares (#)		Performance or Other Period Until Maturation or Payout	Threshold ($ or #)(4)	Target ($ or #)	Maximum ($ or #)
Terry Considine	5,000	(1)	December 31, 2007	0 shares	5,000 shares	5,000 shares
Robert G. Blatz	45,000	(2)	December 31, 2007	0 shares	45,000 shares	45,000 shares
Shannon E. Smith	25,000	(3)	December 31, 2007	0 shares	25,000 shares	25,000 shares

(1)	On February 9, 2005, Mr. Considine was awarded 5,000 HPS shares. The HPS shares were granted under the terms of the Company’s 1998 Stock Incentive Plan. The HPS shares vest, if at all, on December 31, 2007, based upon the extent that the total return realized by stockholders exceeds the ten-year average total return of the Equity REIT Index, as reported by the NAREIT. The total return for the Company is measured over a three-year period that begins on January 1, 2005 and ends on December 31, 2007. For the HPS shares to fully vest on December 31, 2007, the total return over the three-year period must exceed the Equity REIT Index total return by 5%. The Equity REIT Index total return was 14.81% for the period ending December 31, 2004; as such, in order for the HPS shares to fully vest, the actual total return over the three years is required to be 19.81%. If the actual total return for the three-year period is between 14.81% and 19.81%, then a ratable portion of the shares would vest. To the extent that such shares are not vested as of December 31, 2007, such shares, but none of the dividends, are forfeited and returned to the Company.
(2)	On February 9, 2005, Mr. Blatz was awarded 45,000 HPS shares with the same terms as those for Mr. Considine’s award.
(3)	On February 9, 2005, Mr. Smith was awarded 25,000 HPS shares with the same terms as those for Mr. Considine’s award.
(4)	Assumed actual total return for the Company over the three-year period is equal to 14.81%. If the actual total return for the three-year period is between 14.81% and 19.81%, then a ratable portion of the awards will vest. No HPS shares will vest if the actual total return for the Company over the three-year period is less than or equal to 14.81%, in which case, the HPS shares will be forfeited and returned to the Company; however, the executives will retain the dividends.

Compensation of Directors

During 2005, our non-employee directors received an annual fee of 1,301 shares of the Company’s common stock. The Company also paid a fee of $300 for attendance at each meeting of the Board of Directors, and $300 for each meeting of any committee thereof. Compensation for the non-employee directors in 2006 is an annual fee of 1,411 shares of the Company’s common stock, which shares were issued February 2, 2006, a fee of $500 for attendance at each meeting of the Board of Directors, and a fee of $500 for each meeting of any committee thereof.

Under the 1998 Stock Incentive Plan, all of our non-employee directors are eligible to receive annual grants of market-price options to acquire 2,800 shares of the Company’s common stock on the date of each annual stockholders meeting. These options will be immediately exercisable upon grant and have a term of ten years. The grants may be modified after further review by the Company. In February 2006, at the annual compensation meeting, the Board of Directors voted to not compensate the non-employee directors with stock options and to forego the options issued at the time of the annual meeting.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company does not have employment contracts, termination of employment or change-in-control arrangements with any of the Named Executive Officers.

The 1998 Stock Incentive Plan provides that in the event of a change in control of the Company, all outstanding awards will vest in full.

Compensation Committee Interlocks and Insider Participation

During 2005, Messrs. Benson, Sheets, Rhodes, and Moore served on the Compensation Committee. Mr. Considine served as Chairman of the Board and Chief Executive Officer of the Company and Mr. Rhodes served as Vice Chairman of the Board of the Company. Mr. Considine is Chairman of the Board and Chief Executive Officer of AIMCO and Mr. Rhodes serves on the board of directors and on the compensation and human resources, audit, corporate governance, and nominating committees of AIMCO.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

Messrs. Benson, Sheets, Rhodes, and Moore all of whom are not members of management, constitute the Compensation Committee of the Board of Directors. The Compensation Committee determines the compensation of the Chief Executive Officer; reviews compensation of other corporate officers and senior management; reviews the general compensation and benefit practices of the Company; and administers the Company’s stock option and other stock related plans.

In making its determinations and reviews, the committee considers various factors: the alignment of management financial awards with stockholder objectives for total return (dividend income plus share price appreciation); reasonability of compensation in consideration of all the facts, including total return, the size and complexity of the Company, and practices of other real estate investment trusts (“REITs”); and recruitment and retention of the Company’s management.

Compensation of senior management, excluding the Chief Executive Officer, is comprised of base compensation, bonus compensation and long term incentive compensation (collectively, “Total Compensation”). It is Company policy to set base compensation at or below the median paid by comparable companies to executive officers with comparable responsibilities; to utilize bonus compensation with a mixture of cash and stock options and/or restricted stock to compensate specific accomplishments and, in combination with base compensation, to provide compensation comparable to the median paid to industry peers with comparable responsibilities; and to award long term incentive compensation (which is a mixture of stock options and restricted stock) at levels dependent upon the Company’s performance. In years when the Company’s financial performance is superior to its peer group (manufactured housing REITs), it is Company policy to set total compensation at levels which reward such performance. If Company performance is not superior to the peer group, it is Company policy to maintain aggregate total compensation of senior management at levels equal to or below the median level of the peer group, balanced by individual performance. The comparable companies reviewed by the Compensation Committee are among those included in the Morgan Stanley REIT Index and peer group indices used in the stock price performance graph on page 25 of this Proxy Statement. Among the factors considered by the Compensation Committee, in addition to total return, are various metrics of the Company measured against the peer group, such as adjusted funds from operations, and the scale of the business. The Chief Executive Officer is compensated in an amount determined by the Compensation Committee to be appropriate in consideration of all facts and circumstances.

Base Compensation. The Compensation Committee determined 2005 base compensation for the Chief Executive Officer; reviewed and approved 2005 base compensation for other senior management based upon the recommendation of the Chief Executive Officer and President; and considered such 2005 base compensation reasonable and in line with Company policy. Mr. Considine waived any base pay for 2005.

Bonus and Long Term Incentive Compensation. In awarding bonus and long term incentive compensation for 2005, the Compensation Committee considered, among other things, that:

■	adjusted funds from operations and funds from operations per share increased to $1.54 and $1.70 respectively, an increase of 12.8% and 13.1% respectively over the prior year’s results. The annual dividend of $1.00 per share was maintained;

■	the Company’s 2005 total return of 9.8% was less than that of the Morgan Stanley REIT Index, which had a return of 12.13%, but greater than that of the Manufactured Housing REIT peer group, which had a return of 7.5%;

■	same store net operating income growth was 10.1%;

■	the number of new homes sold were 435, with 330 net new home sites absorbed;

■	the purchase, entitlement, permitting and development of a new community Sebastian Beach and Tennis Village; and

■	development of new subdivisions and new facilities at the Company’s Savanna Club, Woodlands, Blue Heron Pines, and Riverside communities continued.

Reviewing the Company’s accomplishments and financial performance during 2005, the Compensation Committee determined that the Company had performed in line with its goals and benchmarks. Thus, the Compensation Committee approved total compensation to Mr. Considine as follows:

Base Compensation	Bonus Compensation	Long Term Incentive Compensation	Total Compensation
—	$50,000	$550,000	$600,000

Mr. Considine’s Total Compensation of $600,000 was comprised of $50,000 in cash and $550,000 in equity compensation, of which $55,000 was awarded in the form of 2,218 shares of restricted stock and $495,000 in the form of 174,296 options to acquire the Company’s common stock at $24.80 per share. For purposes of calculating the number of shares of restricted stock to be granted, the dollars allocated to restricted stock were divided by $24.80 per share, which was the closing price on the grant date. For purposes of calculating the number of stock options to be granted, the dollars allocated to stock options were divided by $2.84, which is the Black-Scholes valuation. The Black-Scholes Option Pricing Model, which may be used to measure compensation cost under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation and Statement of Financial Accounting Standards No. 123, Share-Based Payment is also the exercise price for options granted that day.

Section 162 Policy:

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Certain awards granted under the 1998 Stock Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. Although tax consequences are considered in its compensation decisions, the Compensation Committee has not adopted a policy that all compensation must be deductible. If the proposed amendment to the 1998 Stock Incentive Plan set forth in Proposal 3 is adopted and approved by our stockholders, the plan, as amended, will be in compliance with the requirements of Section 162(m) for “performance-based compensation.”

Date: March 3, 2006	BRUCE D. BENSON (CHAIRMAN)
BRUCE E. MOORE
THOMAS L. RHODES
TODD W. SHEETS

The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates the same by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such act.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2005 Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. A written charter approved by the Board of Directors governs the Audit Committee.

The Audit Committee reviewed with the Company’s management and the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Accounting Standards No. 61, “Codification of Statements on Auditing Standards, Communication with Audit Committees.” In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management and has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during fiscal year 2005.

Each of the Audit Committee members has represented that they do not have a relationship with the Company that might interfere with exercise of his independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the 2005 Form 10-K for filing with the SEC.

Date: March 3, 2006	Todd W. Sheets (Chairman)
Bruce D. Benson
Bruce E. Moore
Thomas L. Rhodes

The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such act.

PERFORMANCE GRAPH

The following graph was prepared based on the following assumptions: (1) an initial investment of $100 was invested at the close of business on December 31, 2000 in (a) common stock of the Company; (b) stock of the companies in the Standard & Poor’s 500 Index; and (c) stock of the companies in our peer group index; and (2) all dividends received were reinvested. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

American Land Lease, Inc.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
American Land Lease, Inc.	100.00	143.81	165.82	249.18	296.49	325.69
S&P 500	100.00	88.11	68.64	88.33	97.94	102.74
SNL Manufactured Homes REITS Index	100.00	113.67	109.05	139.96	150.99	147.19

This performance graph shall not be incorporated into any filings by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The table below sets forth, as of March 3, 2006 the number of shares of our common stock beneficially owned by (1) each person known by the Company to be a beneficial owner of more than 5% of our common stock; (2) all directors, individually, and each executive officer that holds our common stock, individually; and (3) all of our directors and executive officers as a group, which information was furnished in part by each such person.

Name of Beneficial Owner(1)	Number of Shares of Common Stock(2)	Percentage of Common Stock Outstanding(3)	Number of Partnership Units(4)	Percentage Ownership of the Company(5)
Terry Considine(6)	963,980	12.0%	290,096	13.9%
Thomas L. Rhodes(7)	251,967	3.2%	170,979	4.8%
Bruce E. Moore(8)	346,900	4.3%	25,355	4.1%
Bruce D. Benson(9)	212,849	2.7%	81,928	3.4%
Robert G. Blatz(10)	318,855	4.1%	—	3.6%
Shannon E. Smith(11)	220,182	2.8%	—	2.5%
Todd W. Sheets(12)	64,709	1.0%	—	1.0%
The Wilder Corporation of Delaware(13)	601,891	7.8%	48,643	7.5%
Third Avenue Management, LLC(14)	754,158	9.8%	—	8.7%
Cliffwood Partners(15)	404,000	5.3%	—	4.7%
All directors and executive officers as a group (7 persons)	2,379,442	27.3%	568,358	30.3%

(1)	Includes, where applicable, shares owned by such person’s minor children and spouse and by other related individuals and entities. Unless otherwise indicated, such person has sole voting and investment power as to the shares listed and such person’s address is 29399 U.S. Hwy 19, North, Suite 320, Clearwater, Florida 33761. Excludes units of limited partnership of Asset Investors Operating Partnership (“OP Units”) that are not redeemable within 60 days.
(2)	Excludes shares of common stock issuable upon redemption of OP Units.
(3)	Represents the number of shares of common stock beneficially owned by each person divided by the total number of shares of common stock outstanding. Any shares of common stock which may be deemed to be beneficially owned by that person and are deemed outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by that person, but not any other person. At March 3, 2006, 7,692,000 shares, excluding OP Units, were outstanding.
(4)	Through wholly owned subsidiaries, the Company acts as general partner of, and, as of February 8, 2006, holds approximately 88% of the interests in the Asset Investors Operating Partnership. After a one-year holding period, OP Units may be tendered for redemption and, upon tender, may be acquired by the Company for shares of common stock at an exchange ratio of one share of common stock for each OP Unit (subject to adjustment). If all OP Units were acquired by the Company for common stock, these shares of common stock would constitute approximately 11.4% of the then outstanding shares of Common Stock.
(5)	Represents the number of shares of common stock beneficially owned, divided by the total number of shares of common stock outstanding, assuming that all 992,525 OP Units outstanding at March 3, 2006 are redeemed in exchange for shares of common stock (notwithstanding any holding period requirements).
(6)	Includes 8,708 shares subject to options that are exercisable within 60 days and 262,331 OP Units held by Mr. Considine, and 342,197 shares and 27,765 OP Units held by Titahotwo Limited Partnership, RLLLP, a registered limited liability limited partnership for which Mr. Considine serves as the general partner and holds a 0.5% ownership interest. Also includes the following shares of which Mr. Considine disclaims beneficial ownership: 81,079 shares held by a non-profit foundation in which Mr. Considine has shared voting and investment power, 150,000 shares and 309,260 shares subject to options that are exercisable within 60 days held by Titaho Limited Partnership, RLLLP, a registered limited liability limited partnership for which Mr. Considine’s brother is the trustee for the sole general partner, 2,0000 shares in four Rhodes Trusts for which Mr. Considine serves as Trustee.

(7)	Includes 158,400 options to acquire common stock exercisable and 170,979 OP Units redeemable within 60 days.
(8)	Includes 8,721 shares held by Brandywine Real Estate Management Services Corporation, an entity in which Mr. Moore owns a 50% interest, 302,800 options to acquire common stock exercisable and 25,355 OP Units redeemable within 60 days.
(9)	Includes 70,112 options to acquire common stock exercisable and 81,928 OP Units redeemable within 60 days.
(10)	Includes 67,968 options to acquire common stock exercisable within 60 days.
(11)	Includes 61,908 options to acquire common stock exercisable within 60 days.
(12)	Includes 58,400 options to acquire common stock exercisable within 60 days.
(13)	Wilder Corporation is located at 3000 Gulf-to-Bay Blvd., 6th Floor, Clearwater, FL 34659
(14)	Third Avenue Management LLC is located at 622 Third Avenue New York, NY 10017
(15)	Cliffwood Partners LLC is located at 11726 San Vicente Boulevard Suite 600 Los Angeles, California 90049

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2005, the total number of securities to be issued pursuant to outstanding awards under our equity compensation plans, the weighted average exercise price of the outstanding awards, and the number of securities available for future grant under our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities subject to outstanding options)
Equity compensation plans approved by security holders	1,212,537	$16.93	948,543
Equity compensation plans not approved by security holders	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Stock Loans

In previous years, the Company had provided loans to three of its executive officers in an amount equal to the total cash required to purchase common stock of the Company at the then prevailing market prices. These loans had a 10-year maturity, were 25% recourse to the executive officer, bear interest at 7.5% and were secured by the stock acquired with the proceeds from the loans. During the year ended December 31, 2002, an officer who had separated from the Company repaid the balance due in full in accordance with the terms of the loan. The loans made to Mr. Blatz and Mr. Smith were paid in full during the year ended December 31, 2005 and principal and interest payments made on these obligations was $767,000. In compliance with current regulations, the Company has not provided or modified loans to executive officers since January 2, 2001.

COMPANY’S RELATIONSHIP WITH INDEPENDENT AUDITORS

Our Board of Directors appointed the firm of Ernst & Young LLP to audit the financial statements of the Company through December 31, 2005. A representative of Ernst & Young LLP is expected to be present at the annual meeting and available to respond to appropriate questions. Ernst & Young LLP has indicated that it will not make a statement, although an opportunity for a statement will be provided.

The aggregate fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2005 and 2004 are as follows:

Audit Fees

Fees for audit services totaled approximately $689,000 in 2005 and approximately $399,000 in 2004. These amounts include fees associated with the annual audit of the financial statements of the Company. Fees for audit services also include fees for the reviews of the Company’s Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings, compliance with Sarbanes-Oxley, and consents.

Audit-Related Fees

Fees for audit-related services totaled approximately $1,500 in 2005 and approximately $16,000 in 2004. Audit-related services principally include fees associated with on-line research tools in 2005 and fees associated with due diligence in connection with acquisitions and accounting consultations in 2004.

Tax Fees

Fees for tax services, including tax compliance services, tax advice and tax planning totaled approximately $53,000 in 2005 and $53,000 in 2004.

All Other Fees

There were no fees billed or incurred in 2005 or 2004 related to other services not included in the above or for financial information systems design and implementation.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

On November 5, 2003, the Audit Committee adopted the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-approval Policy”). The Pre-approval Policy describes the Audit, Audit-related, Tax and Other Permitted services that have the general pre-approval of the Audit Committee, typically subject to a dollar limit of $10,000. The term of any general pre-approval is generally twelve (12) months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. At least annually, the Audit Committee will review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. In accordance with this review, the Audit Committee may add to or subtract from the list of general pre-approved services or modify the permissible dollar limit associated with pre-approvals. As set forth in the Pre-approval Policy, unless a type of service has received general pre-approval and is anticipated to be within the dollar limit associated with the general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor will necessarily be determinative. For the year ended December 31, 2005, 5% of the total fees paid to the independent auditor were not pre-approved in accordance with the de minimis provisions of the Pre-approval Policy.

OTHER MATTERS

We know of no matters to be brought before the annual meeting other than as set forth herein. However, if any such other matters are properly presented to the stockholders for action at the annual meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

STOCKHOLDER PROPOSALS TO BE INCLUDED

IN THE 2007 PROXY STATEMENT

Pursuant to Rule 14a-8 under the Exchange Act, any holder of at least $2,000 in market value of common stock of the Company who has held such securities for at least one year and who desires to have a proposal presented in the Company’s proxy material for use in connection with the 2007 Annual Meeting of Stockholders must transmit that proposal (along with his or her name, address, the number of shares of common stock that he or she holds of record or beneficially, the dates upon which the shares of common stock were acquired, documentary support for a claim of beneficial ownership and a statement of willingness to hold such common stock through the date of the 2007 Annual Meeting of Stockholders) in writing as set forth below. Proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company’s Secretary at 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761 on or before December 15, 2006. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, the Secretary of the Company must receive such proposals at the above address by March 28, 2007. In accordance with the Company’s bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted not later than March 28, 2007 and not earlier than February 26, 2007.

BY ORDER OF THE BOARD OF DIRECTORS,

Terry Considine

Chairman of the Board and

Chief Executive Officer

March 3, 2006

CHARTER

OF THE

AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS OF

AMERICAN LAND LEASE, INC.

AS AMENDED BY THE BOARD

On September 6, 2005

I.	PURPOSE OF THE COMMITTEE

The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Corporation’s independent auditor’s qualifications and independence, and (iv) the performance of the Corporation’s independent auditors and the Corporation’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more independent directors as determined from time to time by resolution of the Board, who are each financially literate. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the “NYSE”). Director’s fees (including any additional amounts paid to chairs of committees and to members of committees that spend significant time and effort to fulfill their responsibilities) are the only compensation a member of the Committee may receive from the Corporation.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual proxy statement.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson. The chairperson of the Committee shall have “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment.

III.	MEETINGS OF THE COMMITTEE

The Committee shall meet once every fiscal quarter or more frequently as is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately at least quarterly with (i) management, (ii) the director of the Corporation’s internal auditing department or other person responsible for the internal audit function and (iii) the Corporation’s outside auditors to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

(a) Select, in its sole discretion (subject, if applicable, to shareholder ratification), the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

(b) Review and, in its sole discretion, approve the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all significant non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation’s management);

(c) Review the performance of the Corporation’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(d) Obtain at least annually from the Corporation’s independent auditors and review a report describing:

(i) the independent auditors’ internal quality-control procedures;

(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii) all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

(e) Oversee the independence of the Corporation’s independent auditors by, among other things:

(i) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors’ independence; and

(ii) considering whether there should be a regular rotation of the lead audit partner of the then current independent auditors (who shall, at a minimum, rotate every five years) or of the audit firm itself;

(f) Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee is responsible for the selection (subject, if applicable, to shareholder ratification), evaluation and termination of the Corporation’s independent auditors;

(g) Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities, and monitor such plan’s progress and results during the year;

(h) Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors;

(i) Review with management, the Corporation’s independent auditors and, if appropriate, the director of the Corporation’s internal auditing department, the following things:

(i) the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and any major issues related thereto;

(ii) such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

(iii) major issues regarding accounting principles, including any significant changes in the Corporation’s selection or application of accounting principles and any analyses prepared by management and/or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative Generally Accepted Accounting Principles (“GAAP”) methods on the Corporation’s financial statements; and

(iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

(j) Review on a regular basis with the Corporation’s independent auditors any difficulties encountered by the independent auditors in the course of any audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation; and

(iii) any audit problems or difficulties experienced by the internal or independent auditors.

(k) Confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s independent auditors;

(l) Review the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures, including the responsibilities, budget and staffing of the Corporation’s internal audit function, through inquiry and discussions with the Corporation’s independent auditors and management of the Corporation;

(m) Review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

(n) Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

(o) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management, including reporting regularly to the Board of Directors and providing such parties with appropriate opportunities to meet privately with the Committee;

(p) Review the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies;

(q) Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s independent auditors;

(r) Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(s) Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

(t) Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(u) Review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent auditors;

(v) Review the Corporation’s program to monitor compliance with the Corporation’s Code of Conduct, and meet periodically with the Corporation’s Compliance Officer to discuss compliance with the Code of Conduct;

(w) Obtain from the Corporation’s independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

(x) Secure independent expert advice, including retaining with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities;

(y) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function;

(z) The Committee shall, on an annual basis, perform a self-evaluation of its performance to determine whether it is functioning effectively. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The evaluation shall compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee’s charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report;

(aa) Resolve disagreements, if any, between management and the independent auditors regarding financial reporting;

(bb) Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

(cc) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

*************

CHARTER OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF AMERICAN LAND LEASE, INC.

ADOPTED AS OF SEPTEMBER 6, 2005

I.	PURPOSE OF THE COMMITTEE

The purposes of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of American Land Lease, Inc. (the “Corporation”) shall be to identify and to recommend to the Board individuals qualified to serve as directors of the Corporation and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees; to develop and recommend to the Board, and to periodically review, a set of corporate governance principles applicable to the Corporation; and to oversee the evaluation of the Board and the Chief Executive Officer as well as the process of evaluation of the Corporation’s management by the Chief Executive Officer. The Committee shall also perform an annual self-evaluation of its performance.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall consist of all independent directors and shall number three or more, as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the “NYSE”), and any additional requirements that the Board deems appropriate.

The chairman of the Committee shall be designated by the Board.

Any vacancy on the Committee shall be filled by action of the Board. No member of the Committee shall be removed except by action of the Board.

III.	MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall meet at least once annually (prior to the distribution of the proxy materials to be sent to the Corporation’s stockholders) and thereafter as often as it determines necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.	Board Candidates and Nominees

The Committee shall have the following duties and responsibilities with respect to Board candidates and nominees:

(a) To assist in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others. To review the background and qualifications of individuals being considered as director candidates. Among the qualifications considered in the selection of candidates, the Committee shall look at the following attributes and criteria of candidates: experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board.

(b) To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Corporation, which recommendations shall be consistent with the criteria for selecting directors established by the Board from time to time.

(c) To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

B.	Board Composition and Procedures

The Committee shall have the following duties and responsibilities with respect to the composition and procedures of the Board as a whole:

(a) To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills and expertise required for the Board as a whole and contains at least the minimum number of independent directors required by the NYSE.

(b) To review periodically the size of the Board and to recommend to the Board any appropriate changes.

(c) To make recommendations on the frequency and structure of Board meetings.

(d) To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Corporation rule, guideline, procedure or corporate governance principle.

C.	Board Committees

The Committee shall have the following duties and responsibilities with respect to the committee structure of the Board:

(a) To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

(b) To review annually committee chairmanships and to report any recommendations to the Board.

(c) To recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee’s power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

D.	Corporate Governance

The Committee shall have the following duties and responsibilities with respect to corporate governance:

(a) To develop and review periodically, and at least annually, the corporate governance principles adopted by the Board to assure that they are appropriate for the Corporation and comply with the requirements of the NYSE, and to recommend any desirable changes to the Board.

(b) To consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

E.	Evaluation of the Board and Management

The Committee shall have the following duties and responsibilities with respect to evaluation of the Board and management:

(a) The Committee shall be responsible for overseeing the evaluation of the Board as a whole and the Chief Executive Officer and shall evaluate and report to the Board on the performance and effectiveness of the Board. The Committee shall establish procedures to allow it to exercise this oversight function.

(b) The Committee shall be responsible for overseeing the process of evaluation of the Corporation’s management by the Chief Executive Officer. The Committee shall establish procedures to allow it to exercise this oversight function.

V.	EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, perform a self-evaluation of its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

VI.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Corporation.

* * *

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

AMERICAN LAND LEASE, INC.

1998 STOCK INCENTIVE PLAN

(As Proposed to be Amended)

Section 1.    General Purpose of Plan; Definitions.

The name of this plan is the American Land Lease, Inc. (formerly known as Asset Investors Corporation) 1998 Stock Incentive Plan (the “Plan”). The Plan was adopted by the Board on April 21, 1998, subject to the approval of the stockholders of the Company, which approval was obtained on June 30, 1998. The Plan was subsequently amended in 2006 to remove the 15% limitation on the number of shares reserved for issuance under the Plan. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success by their ability, ingenuity and industry and to provide incentives to the participating officers, directors, employees, consultants and advisors that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(1) “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2.

(2) “Annual Non-Employee Director Stock Option” means an annual grant of stock options to a non-employee director of the Company pursuant to Section 5A.

(3) “Board” means the Board of Directors of the Company.

(4) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(5) “Committee” means the Compensation Committee of the Board or any committee the Board may subsequently appoint to administer the Plan. To the extent applicable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(6) “Company” means American Land Lease, Inc., a Delaware corporation (or any successor corporation).

(7) “Deferred Stock” means an award made pursuant to Section 7 below of the right to receive Stock at the end of a specified deferral period.

(8) “Effective Date” shall mean the date set forth in Section.

(9) “Eligible Recipient” means an officer, director, employee, consultant or advisor of the Company or any Subsidiary.

(10) “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, (A) if the Stock is publicly traded, the closing sale price of the Stock on such date as reported in the Western Edition of the Wall Street Journal, (B) the fair market value of the Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

(11) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(12) “Limited Stock Appreciation Right” means a Stock Appreciation Right that can be exercised only in the event of a “Change of Control” (as defined in Section 13 or as otherwise defined in the award agreement evidencing such Limited Stock Appreciation Right).

(13) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(14) “Parent Corporation” means any corporation (other the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(15) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 below, to receive grants of Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Shares or any combination of the foregoing.

(16) “Partnership” means any operating partnership of the Company or which may hereafter be formed by the Company.

(17) “Partnership Units” means units of limited partnership of the Partnership.

(18) “Performance Share” means an award of shares of Stock pursuant to Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

(19) “Restricted Stock” means an award granted pursuant to Section 7 of shares of Stock subject to certain restrictions.

(20) “Stock” means the Common Stock, par value $.01 per share, of the Company.

(21) “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right or such portion thereof.

(22) “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 or any Annual Non-Employee Director Stock Option granted pursuant to Section 5A.

(23) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.    Administration.

The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), by the Board or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights or Limited Stock Appreciation Rights, (c) Restricted Stock, (d) Performance Shares, (e) Deferred Stock or (f) any combination of the foregoing.

In particular, the Administrator shall have the authority:

(a) to select those Eligible Recipients who shall be Participants;

(b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or a combination of the foregoing, are to be granted hereunder to Participants;

(c) to determine the number of shares of Stock to be covered by each such award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restrictions applicable to Restricted Stock or Deferred Stock awards and the conditions under which restrictions applicable to such Restricted Stock or Deferred Stock shall lapse, and (y) the performance goals and periods applicable to the award of Performance Shares); and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or any combination of the foregoing granted hereunder to Participants.

The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.    Stock Subject to Plan.

The number of shares of Stock reserved for issuance at any time pursuant to outstanding awards under the Plan shall be limited to 3 million shares of Stock. The maximum number of shares available for the issuance of ISOs will be 3,000,000 shares. The aggregate number of shares of Stock as to which Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Performance Shares may be granted to any individual during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 80% of the shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3.

Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any Restricted Stock, Deferred Stock or Performance Share award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, (ii) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan, and (iii) the kind, number and purchase price of shares issuable pursuant to awards of Restricted Stock, Deferred Stock and Performance Shares, in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right or Limited

Stock Appreciation Right related to any Stock Option. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4.    Eligibility.

Officers, directors and employees of the Company or any Subsidiary, and consultants and advisors to the Company or any Subsidiary, who are responsible for or are in a position to contribute to the management, growth and/or profitability of the business of the Company shall be eligible to be granted Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards or Performance Shares hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each award.

Section 5.    Discretionary Grants of Stock Options.

Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into an award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority to grant any officer or employee of the Company (including directors who are also officers of the Company) Incentive Stock Options, NonQualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights or Limited Stock Appreciation Rights). Directors who are not officers of the Company, consultants and advisors may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights or Limited Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate NonQualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date and shall not, in any event, be less than the par value (if any) of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(2) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an

Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(3) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion.

(4) Method of Exercise. Subject to Section 5(3) above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Stock already owned by the optionee or (iii) in the case of the exercise of a NonQualified Stock Option, in the form of Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option shall be restricted in accordance with the original terms of the Restricted Stock or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the Stock Option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 10.

The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

(5) Loans. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value (if any) of the shares of Stock covered by the option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder’s termination of employment shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

(6) Transferability of Options. Stock Options shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or any transferee; provided, that the Administrator may, in its sole discretion, provide for the non-transferability of Stock Options under such terms and conditions as the Administrator shall determine and set forth in the agreement evidencing such award. Notwithstanding the foregoing, except to the extent permitted by Section 422 of the Code, no Stock Option intended to qualify as an Incentive Stock Option shall be transferable by the optionee.

(7) Termination of Employment or Service. If an optionee’s employment or service as a director, consultant or advisor terminates by reason of death, disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable award agreement, or as otherwise determined by the Administrator.

(8) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company or its Parent Corporation become exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as NonQualified Stock Options.

Section 5A.    Annual Non-Employee Director Stock Option Grants

Immediately following each annual meeting of the Company’s stockholders, each then non-employee director of the Company shall automatically be granted a Non-Qualified Stock Option to purchase 2,800 shares of Stock (an “Annual Non-Employee Director Stock Option”). The terms and conditions of the Annual Non-Employee Director Stock Options granted pursuant to this Section 5A shall be as follows:

(1) Option Term. The term of the option shall be ten (10) years from the date of grant.

(2) Exercise Price. The exercise price per share of Stock subject to such option shall be 100% of the Fair Market Value of the Stock on the date of grant.

(3) Vesting and Exercisability. The option shall be 100% vested and exercisable as of the date of grant.

(4) Transferability. The option shall be transferable as provided in Section 5(6).

(5) Payment of Exercise Price. The exercise price of the option shall be paid in cash or its equivalent as determined by the Administrator.

(6) Termination of Service. Following termination of service as a director for any reason, the option shall be exercisable as determined by the Administrator at or after grant.

Section 5B.    Stock Grants to Non-Employee Directors in Lieu of Meeting Fees

Each non-employee director of the Company may elect to receive all or any portion of any Meeting Fees in shares of Stock. “Meeting Fees” shall mean all annual retainers and other fees payable for attendance at each regular or special meeting of the Board or any committees attended by a non-employee director. The number of shares of Stock issuable pursuant to any such election shall be determined based on (i) the amount of Meeting Fees subject to such election and (ii) the Fair Market Value of the Stock as of the date of grant. If no such election is timely received by the Company, such director shall receive any Meeting Fees in cash.

Section 6.    Stock Appreciation Rights and Limited Stock Appreciation Rights.

(1) Grant and Exercise. Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Related Right.

A Related Right may be exercised by an optionee, in accordance with paragraph (2) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (2) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(2) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

(a) Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

(b) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(c) Related Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under paragraph (6) of Section 5 of the Plan.

(d) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Related Stock Appreciation Right.

(e) A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

(f) Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(g) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(h) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the right is being exercised, with the Administrator having the right to determine the form of payment.

(i) Free Standing Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under paragraph (6) of Section 5 of the Plan.

(j) In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(k) Limited Stock Appreciation Rights may only be.

(l) Upon the exercise of a Limited Stock Appreciation Right, the recipient shall be entitled to receive an amount in cash equal in value to the excess of the “Change of Control Price” (as defined in the agreement evidencing such Limited Stock Appreciation Right) of one share of Stock as of the date of exercise over (A) the option price per share specified in the related Stock Option, or (B) in the case of a Limited Stock Appreciation Right which is a Free Standing Stock Appreciation Right, the price per share specified in the Free Standing Stock Appreciation Right, such excess to be multiplied by the number of shares in respect of which the Limited Stock Appreciation Right shall have been exercised.

Section 7.    Restricted Stock, Deferred Stock and Performance Shares.

(1) General. Restricted Stock, Deferred Stock or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock or Performance Share awards; the Restricted Period (as defined in paragraph (3) of this Section 7) applicable to Restricted Stock or Deferred Stock awards; the performance objectives applicable to Restricted Stock, Performance Share or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock and Performance Share awards. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of Restricted Stock, Deferred Stock awards or Performance Shares upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock or Performance Share awards need not be the same with respect to each recipient. In the discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 5(5) with respect to the exercise of stock options.

(2) Awards and Certificates. The prospective recipient of a Restricted Stock, Deferred Stock or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a “Restricted Stock Award Agreement,” “Deferred Stock Award Agreement” or “Performance Share Award Agreement,” as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 7(2), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

The Company may require that the stock certificates evidencing Restricted Stock or Performance Share awards hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock award.

(3) Restrictions and Conditions. The Restricted Stock, Deferred Stock and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a) Subject to the provisions of the Plan, and the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Share Award Agreement, as appropriate, governing such award, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares or Deferred Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions (other than those pursuant to any stockholders agreement) in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals or the Participant’s termination of employment or service, death or disability.

(b) Except as provided in paragraph (3)(a) of this Section 7, the Participant shall generally have, with respect to the shares of Restricted Stock or Performance Shares, all of the rights of a stockholder with respect to such stock during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to stock subject to Deferred Stock awards during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Restricted Stock, Performance Shares or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

(c) The rights of holders of Restricted Stock, Deferred Stock and Performance Share awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Share Award Agreement, as appropriate, governing such awards.

(d) With respect to awards intended to constitute “qualified performance based compensation for purposes of Section 162(m) of the Code, the applicable performance goals shall be based on funds from operations, adjusted funds from operations, net income and stock price performance.

Section 8.    Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant’s consent, or that, without the approval of the stockholders (as described below), would:

(1) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

(2) change the class of directors, officers, employees, consultants and advisors eligible to participate in the Plan; or

(3) extend the maximum option period under paragraph (2) of Section 5 of the Plan.

Notwithstanding the foregoing, stockholder approval under this Section 8 shall only be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to any material amendment to any employee benefit plan of the Company.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

Section 9.    Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 10.    General Provisions.

(1) The Administrator may require each person purchasing shares pursuant to a Stock Option or otherwise acquiring shares under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any officer, director, employee, consultant or advisor of the Company any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its officers, directors, employees, consultants or advisors at any time.

(3) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 11.    Effective Date of Plan.

The Plan became effective (the “Effective Date”) on June 30, 1998, the date the Company’s stockholders formally approved the Plan.

Section 12.    Term of Plan.

No Stock Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock, Deferred Stock or Performance Share award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Section 13.    Change of Control.

Except as otherwise determined by the Administrator in its sole discretion, the exercisability and vesting of all awards granted under the Plan shall be accelerated upon the occurrence of a Change of Control.

For purposes of the Plan, except as otherwise determined by the Administrator in its sole discretion, “Change of Control” shall mean the occurrence of any of the following events:

(1) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “person” (as used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation, partnership or other person of which a majority of its voting power or its equity securities or other equity interests is owned directly or indirectly by the Company or of which the Company serves as a general partner or manager (a “Subsidiary”), (B) the Company or any Subsidiary, or (C) any person in connection with a Non-Control Transaction (as hereinafter defined); or

(2) The individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” (as described in Rule 14a-11 promulgated under the Exchange Act) (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(3) Approval by stockholders of the Company of: (A) a merger, consolidation, share exchange or reorganization involving the Company, unless (i) the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of Voting Securities immediately before such merger, consolidation, share exchange or reorganization, (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Company, and (iii) no person (other than the Company or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Subsidiary, or any person who, immediately prior to such merger, consolidation, share exchange or reorganization had Beneficial Ownership of 15% or more of the then outstanding Voting Securities) has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Company’s then outstanding voting securities immediately following such merger, consolidation, share exchange or reorganization (a transaction described in clauses (i) through (iii) is referred to herein as “Non-Control Transaction”); (B) a complete liquidation or dissolution of the Company; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (a “Subject Person”) acquires Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change in Control shall occur.

AMERICAN LAND LEASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 3, 2006

Stanford Place 3

4582 South Ulster Parkway, Suite 1100

Denver, Colorado 80237

8:00 a.m. Local Time

AMERICAN LAND LEASE, INC.	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 3, 2006.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Terry Considine, Thomas L. Rhodes and Robert G. Blatz, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.

See reverse for voting instructions.

The undersigned hereby appoints Terry Considine, Thomas L. Rhodes and Robert G. Blatz, jointly and severally, proxies with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of American Land Lease, Inc. held of record by the undersigned on March 6, 2006, at the Annual Meeting of Stockholders to be held on May 3, 2006 and any adjournments or postponements thereof.

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The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4.

1.	Election of Class I director: 01 Todd W. Sheets	☐ Vote FOR the nominee	☐ Vote WITHHELD from the nominee

2.	To ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2006.	☐ For	☐ Against	☐ Abstain

3.	To consider and approve an amendment to the 1998 Stock Incentive Plan to (i) increase the number of shares currently available for issuance by removing the 15% limitation on outstanding shares and OP Units and (ii) qualify such plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended and New York Stock Exchange shareholder approval rules.	☐ For	☐ Against	☐ Abstain

4.	To authorize the granting of high performance stock awards pursuant to the 1998 Stock Incentive Plan; and	☐ For	☐ Against	☐ Abstain

5.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof.

Address Change? Mark Box ☐ Indicate changes below:	Date ______________________

Signature(s) in Box

Please sign EXACTLY as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. All joint owners should sign. If a corporation, sign in full corporate name by an authorized officer. If in a partnership, sign in partnership name by an authorized person.